UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2005

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CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2005, the Board of Directors of the Company elected Joseph D. Borgerding as President and Chief Executive Officer of the Company and Citizens Bank and Trust, the Company’s wholly owned subsidiary (the “Bank”).  Mr. Borgerding replaces Joseph M.H. Irby as President of the Company, and Mr. Irby will continue to serve as Chairman of the Company’s Board of Directors.

The Board of Directors of the Company also elected Mr. Borgerding as a director of the Company on September 27, 2005.

Prior to his promotion, Mr. Borgerding, 47, was Vice President and acting Chief Executive Officer of the Bank.  From March 2003 until October 2004, he served as Vice President/Senior Loan Officer of the Bank.  From March 2002 to March 2003, he served as Vice President and City Executive for the area encompassing Blackstone and Kenbridge, Virginia for BB&T of Virginia and, from August 2000 to March 2002, he served as Vice President/Manager of the Blackstone and Kenbridge offices of F&M Bank.

Due to his position with the Company prior to his promotion, the Company and Mr. Borgerding are parties to a Management Continuity Agreement dated March 28, 2003 (the “Agreement”).  The Agreement automatically renewed on December 31, 2004 for a two-year term and will continue to automatically renew each December 31 thereafter for a rolling two-year term.

In the event of a Change in Control of the Company (as defined in the Agreement), the Company will continue to employ Mr. Borgerding until the third anniversary of the date of such Change in Control.  The Agreement provides for the payment of base salary and an annual bonus to Mr. Borgerding following the Change in Control and entitles him to participate in the incentive, savings and retirement plans and welfare benefit plans of the Company.  The Agreement also provides for certain benefits and payments to Mr. Borgerding in the event of the termination of employment following a Change in Control.  If his employment terminates without “Cause” (as defined in the Agreement) or for “Good Reason” (as defined in the Agreement), or if he terminates his employment in the 90-day period following the one-year anniversary of the Change in Control, Mr. Borgerding is entitled to receive (i) a lump sum payment of base salary, incentive or bonus compensation, bonus and other benefits and awards earned, but not paid, through the date of termination, (ii) a lump sum payment equal to one-half of his annual base salary in effect at the date of termination and (iii) the continuation of employee welfare benefits for 24 months following the date of termination.  The Company will also compensate Mr. Borgerding for certain excise taxes that may be imposed on him in connection with such termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Dated:  September 30, 2005

By:

/s/ Ronald E. Baron

Ronald E. Baron

Senior Vice President and Chief Financial Officer